Exhibit 99.1

PEAK6 and Penson Announce Formation of Apex Clearing

Creates Well-Capitalized Entity with New Leadership to Provide Customer Stability

DALLAS & CHICAGO, May 31, 2012 – Penson Worldwide, Inc. (NASDAQ: PNSN), and PEAK6 Investments, LP, today announced the formation of Apex Clearing Corporation. Under the terms of the agreement, Apex Clearing has agreed to acquire the correspondent and customer accounts and contracts of the securities division of Penson’s U.S. broker–dealer subsidiary Penson Financial Services, Inc. (PFSI) which covers approximately 230 U.S. based securities correspondents and one million customer accounts. The agreement does not include Penson’s Futures or Canadian Operations. Apex Clearing is expected to begin operations in the coming days following the completion of certain closing conditions and receipt of required regulatory approval from the U.S. Securities and Exchange Commission and FINRA.

The formation of Apex Clearing brings much needed stability to customers and the capital markets. Apex Clearing is an independent, privately held clearing services firm with the capital position and enhanced leadership, technology, and risk management expertise necessary to provide ongoing, sustained support of its customers’ clearing needs. The completion of the transaction is expected to allow customers to continue to conduct their brokerage business as usual.

PEAK6 will provide capital, the management team, day-to-day operational oversight, and risk management discipline necessary to run the business. Danny Rosenthal, a senior partner at PEAK6, will be Chief Executive Officer of Apex Clearing. PFSI will initially provide transitional services and retain a majority economic interest in Apex Clearing. Broadridge Financial Solutions and Apex Clearing are putting a new agreement in place for Broadridge to provide the securities processing technology platform and back office services for Apex Clearing which Broadridge currently provides to support Penson’s correspondents.

“This transaction resolves an urgent need in the marketplace today to maintain stability and continuity for Apex Clearing’s customers,” said Brad Goldberg, President of PEAK6. “PEAK6 brings a focus on strong management, sophisticated technology platforms, and a disciplined approach to risk which will provide stability for customers.”

Bryce Engel, President of Penson Worldwide, added, “We believe this transaction represents the best solution for our U.S. securities correspondents, their customers, and related counterparties, as well as for our other stakeholders. From a position of strength, Apex Clearing will be able to convert new correspondents and grow the business.”

“We are pleased to support the formation of Apex Clearing,” said Richard J. Daly, Chief Executive Officer of Broadridge Financial Solutions. “Apex Clearing is the most recent example of how leveraging our flexible technology solutions provides Broadridge’s clients with seamless transition options and an ability to focus on growing their businesses. Participating in the ongoing stability of our capital markets and providing future growth opportunities for our shareholders directly aligns with Broadridge’s values and mission.”

Additional details of the transaction will be provided in subsequent Penson and Broadridge filings with the U.S. Securities and Exchange Commission.

About PEAK6 INVESTMENTS LP: www.peak6.com

PEAK6 Investments, L.P. is a leading financial institution with headquarters in Chicago, and offices in Seattle, New York and San Francisco. Established in 1997, PEAK6 has a demonstrated track record of success in proprietary trading, retail brokerage, technology innovation, and risk management. PEAK6 focuses on innovation, execution prowess and nurtures a highly dynamic, entrepreneurial culture.

About Penson Worldwide: www.penson.com

The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., and Nexa Technologies, Inc., among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995.

Penson Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts

PEAK6 Investments LP: Bryan Locke (blocke@sardverb.com), David Reno (dreno@sardverb.com) of Sard Verbinnen & Co, at +1-212-687-8080

Penson: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232